UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 2, 2006

Date of Report (date of earliest event reported)

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, including in Part II, Item 1. Legal Proceedings of the Quarterly Report on Form 10-Q of Cutera, Inc. (the “Company”) for the quarter ended March 31, 2006, the Company has been involved in litigation with Palomar Medical Technologies, Inc. and The General Hospital Corporation (collectively the “Plaintiffs”) since February 2002 over U.S. Patent Nos. 5,735,844 and 5,595,568.

On June 2, 2006, the Company and the Plaintiffs entered into a settlement agreement (the “Settlement Agreement”) and a license agreement (the “License Agreement”) that collectively settled the entire litigation with the Plaintiffs (the “Settlement”). Under the terms of the Settlement, Cutera will pay the Plaintiffs royalties for sales of its systems containing certain handpieces for hair removal, and make a one-time payment of $22.0 million for royalties due on past sales of such systems, interest, and the Plaintiffs’ attorneys’ fees.

Copies of the Settlement Agreement and the License Agreement are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On June 5, 2006, the Company issued a press release announcing the Settlement.

A copy of the Company’s press release is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

99.1	Settlement Agreement dated June 2, 2006

99.2	License Agreement dated June 2, 2006

99.3	Press Release of the Company dated June 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

By:	/s/ Kevin P. Connors
Kevin P. Connors President and Chief Executive Officer

Date: June 5, 2006